Exhibit 4.11
                                   NPRI, INC.

                      Non-Qualified Stock Option Agreement


         NPRI, Inc., a Delaware corporation (the "Company"), hereby grants as of the 17th day of January, 1996 to Louis Venezia (the "Optionee"), an option to purchase a maximum of 320,000 shares (the "Option Shares") of its Common Stock, $.01 par value ("Common Stock"), at the price of $.80 per share, on the following terms and conditions:

          1. Grant as Non-Qualified Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is granted subsequent to the merger of NPRI, Inc., a Virginia corporation, with NPRI, Inc., a Delaware corporation, and the aggregate number of shares granted hereto shall not be subject to adjustment by reason of such merger. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any present or future parent or subsidiary of the Company (a "Related Corporation"), but a duplicate original of this instrument shall not effect the grant of another option.

          2. Vesting of Option if Business Relationship Continues. This Option shall be immediately exercisable on the date of grant and may be exercised up to and including the date which is five years from the date this option is granted.

          3. Termination of Business Relationship.

             (a)  Termination   Other  than  for  Cause:   If   the   Optionee's
Business Relationship with the Company and all Related Corporations is terminated, other than by reason of death, disability or dissolution as defined in Section 4 or termination for Cause as defined in Section 3(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of three months from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option. For purposes of this Agreement, "Business Relationship" shall include the continuos service of the Optionee to the Company or a Related Corporation in the capacity of an employee, officer, director or consultant.

             (b)  Termination   for  Cause:  If  the  Optionee's   Business
Relationship with the Company is terminated for Cause (as defined in Section 4(c)), this option shall terminate ninety days after the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

             (c) Definition of Cause: "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of the Optionee's Business Relationship with the Company; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related

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Corporation;  (iii) the commission of an act of  embezzlement or fraud;
(iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or
(vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to break a contract with the Company or Related Corporation.

          4. Death; Disability; Dissolution.

             (a) Death: If the Optionee is a natural person who dies while involved in a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 8, at any time within 180 days after the date of death, but not later than the scheduled expiration date.

             (b) Disability: If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within 180 days after such termination, but not later than the scheduled expiration date.

             (c) Effect of Termination: At the expiration of such 180-day period provided in paragraph (a) or (b) of this Section 4 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

             (d)  Dissolution:   If  the   Optionee   is  a   corporation,
partnership, trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event (and shall thereafter not be exercisable to any extent whatsoever), and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

          5. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

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         6.      Payment of Price.

                  (a) Form of Payment: The option price shall be paid in the following manner:

                           (i)  in cash or by check;

                           (ii) subject to paragraph 6(b) below, by delivery of previously-held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of an Option shares having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

                           (iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

                           (iv) by any combination of the foregoing.

                  (b) Limitations on Payment by Delivery of Common Stock: If the Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

         7. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to
Section 4 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

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         8. Option  Not  Transferable.   This  option  is  not  transferable  or
assignable except by will or by the laws of descent and distribution. Except as set forth in the preceding sentence, during the Optionee's lifetime, only the Optionee can exercise this option.

         9. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

        10. No Obligation to Continue Business Relationship. Neither this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

        11. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 7.

        12. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

                     (a) Stock  Dividends and Stock Splits:  If the shares
            of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                     (b) Consolidations or Mergers: If the Company is to be consolidated with or acquired by another entity in a merger
            or  other   reorganization   in  which  the   holders  of  the
            outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately
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            preceding the  Acquisition;  or  (ii) upon  written  notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

                     (c) Recapitalization or Reorganization:  In the event
            of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

                     (d) Modification of ISOs: Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

                     (e) Dissolution or  Liquidation:  In the event of the
            proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                     (f) Issuances of Securities: Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                     (g) Fractional Shares: No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                     (h) Adjustments: Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set



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            forth in paragraph 4 hereof  that  are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 12 and its determination shall be conclusive.

        13. Withholding Taxes. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

        14. Provision of Documentation to Employee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

        15. Miscellaneous.

            (a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

            (b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

            (c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

            (d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 8 hereof.




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             (e)  Governing  Law:  This  Agreement  shall  be  governed  by  and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.


                                              NPRI, INC.
/s/ Louis Venezia                             11781 Lee Jackson Memorial Highway
____________________________                  Suite 600
Optionee                                      Fairfax, VA  22033

Louis Venezia                                      /s/ Ronald R. Charnock
____________________________                  By:____________________________
Print Name of Optionee                                 Ronald R. Charnock
                                                       President
____________________________
Street Address

____________________________
City         State  Zip Code